Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statements (Forms S-8, Nos. 333-170211, 333-179810, 333-186065, 333-193437, 333-201678, 333-209157, 333-215746 and 333-222696) pertaining to the 2010 Equity Incentive Plan, 2010 Employee Stock Purchase Plan, and 2010 Outside Director Equity Incentive Plan of Pacific Biosciences of California, Inc., and

(2)	Registration Statements (Forms S-3, Nos. 333-180533, 333-187363, 333-199891, 333-218753 and 333-219642) and related Prospectuses of Pacific Biosciences of California, Inc.;

of our reports dated February 26, 2018, with respect to the consolidated financial statements of Pacific Biosciences of California, Inc. and the effectiveness of internal control over financial reporting of Pacific Biosciences of California, Inc. included in this Annual Report (Form 10-K) of Pacific Biosciences of California, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Redwood City, California

February 26, 2018